                                                                       333-11210
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM F-6
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
    For American Depositary Shares Evidenced by American Depositary Receipts
                    -----------------------------------------
                               BRITISH ENERGY PLC
   (Exact name of issuer of deposited securities as specified in its charter)
                                       n/a
                   (Translation of issuer's name into English)
                    -----------------------------------------
                                    Scotland


            (Jurisdiction of Incorporation or organization of Issuer)
                         ------------------------------
                               JPMORGAN CHASE BANK
                               ===================
            (Exact name of depositary as specified in its charter)
                        1 Chase Manhattan Plaza, New York,
                                 New York 10081
                            Tel. No.: (212) 552-4944

                  (Address, including zip code, and telephone
                    number of depositary's principal offices)
                         ------------------------------
                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 894-8940

    (Address, including zip code, and telephone number of agent for service)
                                 With copies to:



Scott A. Ziegler, Esq.                                John W. Connolly III, Esq.
Ziegler, Ziegler & Associates LLP                     Clifford Chance
570 Lexington Avenue, 44th Floor                      200 Aldersgate Street
New York, New York 10022                              London EC1A 4JJ UK
         It is proposed that this filing become effective under Rule 466

       [_] immediately upon filing  [X] on March 17, 2003 at 4:30 p.m.

If a separate registration statement has been filed to register the deposited shares, check the following box.

                         CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                                                    Proposed       Proposed
                                                                                    Maximum        Maximum
                                                                     Amount         Offering       Aggregate    Amount of
Title of Each Class of                                                to be         Price Per      Offering     Registra-
Securities to be Registered                                         Registered      Unit           Price        tion Fee
-------------------------------------------------------------------------------------------------------------------------
American Depositary Shares
evidenced by American Depositary
Receipts, each American
Depositary Share representing 75 ordinary shares of British
Energy plc                                                            N/A           N/A            N/A          N/A
=========================================================================================================================


         This Post-Effective Amendment to Registration Statement on Form F-6 may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

         The Prospectus consists of the form of American Depositary Receipt ("ADR") included as Exhibit A to the form of Amended and Restated Deposit Agreement filed as Exhibit (a) to this Post-Effective Amendment to Registration Statement on Form F-6, which is incorporated herein by reference.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED

                              CROSS REFERENCE SHEET


                                                           Location in Form of
        Item Number                                        ADR Filed Herewith
        and Caption                                        as Prospectus
        -----------                                        ------------------
1.      Name of depositary and                             Face, introductory paragraph
        address of its principal                           and final sentence on face.
        executive office

2.      Title of ADR and identity                          Face, top center and
        of deposited securities                            introductory paragraph

        Terms of Deposit

      (i)       The amount of deposited                    Face, upper right corner
                securities represented by                  and introductory
                one unit of ADRs                           paragraph

     (ii)       The procedure for voting,                  Reverse, paragraph (12)
                if any, the deposited
                securities

    (iii)       The collection and                         Face, paragraphs (4), (5) and
                distribution of dividends                  (7); Reverse, paragraph (10)

     (iv)       The transmission of                        Face, paragraphs (3) and (8);
                notices, reports and                       Reverse, paragraph (12)
                proxy soliciting material

      (v)       The sale or exercise of                    Face, paragraphs (4) and (5);
                rights                                     Reverse, paragraph (10)

     (vi)       The deposit or sale of                     Face, paragraphs (4) and (5);
                securities resulting from                  Reverse, paragraphs (10)
                dividends, splits or plans                 and (13)
                of reorganization

    (vii)       Amendment, extension or                    Reverse, paragraphs (16)
                termination of the deposit                 and (17) (no provision
                agreement                                  for extension)

                                                           Location in Form of
    Item Number                                            ADR Filed Herewith
    and Caption                                            as Prospectus
    -----------                                            -------------------
 (viii)  Rights of holders of ADRs                         Face, paragraph (3)
         to inspect the transfer books
         of the Depositary and the
         lists of holders of ADRs

   (ix)  Restrictions upon the right to                    Face, paragraphs (1), (2),
         deposit or withdraw the                           (4) and (5)
         underlying securities

    (x)  Limitation upon the liability                     Reverse, paragraph (14)
         of the Depositary and/or the
         Company

3.      Description of all fees and                        Face, paragraph (7)
        charges which may be imposed
        directly or indirectly against
        the holders of ADRs


Item 2.  AVAILABLE INFORMATION


                                                           Location in Form of
        Item Number                                        ADR Filed
        and Caption                                        Herewith as Prospectus
        -----------                                        ----------------------
        2(b) Statement that the foreign                    Face, paragraph (8)
        issuer is subject to the
        periodic reporting requirements
        of the Securities Exchange Act
        of 1934 and, accordingly, files
        certain reports with the
        Securities and Exchange
        Commission

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  EXHIBITS


        (a) Form of Amended and Restated Deposit Agreement dated as of March 18, 2003 among British Energy plc, JPMorgan Chase Bank, as depositary (the "Depositary"), and all holders from time to time of ADRs issued thereunder (the "Deposit Agreement"). Filed herewith.


        (b) Any other agreement, to which the Depositary is a party, relating to the issuance of the Depositary Shares registered hereby or custody of the deposited securities represented thereby. - None.

        (c) Any material contract relating to the deposited securities between the Depositary and the issuer of the deposited securities in effect at any time within the last three years. - None.


        (d) Opinion of counsel to the Depositary, as to the legality of the securities to be registered.*

        (e) Certification under Rule 466. Filed herewith.




-----------------------
*previously filed


Item 4.  UNDERTAKINGS

    (a) The Depositary hereby undertakes to make available at the principal office of the Depositary in the United States, for inspection by holders of the ADRs, any reports and communications received from the issuer of the deposited securities which are both (1) received by the Depositary as the holder of the deposited securities; and (2) made generally available to the holders of the underlying securities by the issuer.

    (b) If the amounts of fees charged are not disclosed in the prospectus, the Depositary undertakes to prepare a separate document stating the amount of any fee charged and describing the service for which it is charged and to deliver promptly a copy of such fee schedule without charge to anyone upon request. The Depositary undertakes to notify each registered holder of an ADR thirty days before any change in the fee schedule.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Act of 1933, as amended, JPMorgan Chase Bank, on behalf of the legal entity created by the Deposit Agreement, certifies that it has reasonable grounds to believe that all of the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2003.



                                  Legal entity created by the form of Deposit
                                  Agreement for the issuance of ADRs evidencing American Depositary Shares


                                  By:  JPMORGAN CHASE BANK, in its capacity as
                                                   Depositary


                                  By: /s/ Jordana Chutter
                                     ------------------------------
                                     Name: Jordana Chutter
                                     Title: Vice President

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, British Energy plc certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized on March 10, 2003.



                                     BRITISH ENERGY PLC


                                     By: /s/ Michael Alexander
                                        ----------------------------
                                     Name: Michael Alexander
                                     Title: Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Alexander and Robert Armour and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration on Form F-6 Statement has been signed by the following persons in the capacities indicated on March 10, 2003.



Name                                         Title
----                                         -----
/s/ Adrian Montague                          Chairman
-----------------------------
Adrian Montague

/s/ Michael Alexander                        Chief Executive Officer
-----------------------------
Michael Alexander

Name                                         Title
----                                         -----
/s/ Clare Spottiswoode                       Independent Director
--------------------------
Clare Spottiswoode

/s/ Sir Robert Hill                          Independent Director
--------------------------
Sir Robert Hill

/s/ Ian Harley                               Independent Director
--------------------------
Ian Harley

/s/ Duncan Hawthorne                         Independent Director
--------------------------
Duncan Hawthorne

/s/ David Gilchrist                          Director
--------------------------
David Gilchrist

/s/ Keith Lough                              Director and Group Finance
--------------------------                   Director
Keith Lough

/s/ Les Campbell                             Principal Accounting Officer
--------------------------
Les Campbell

/s/Brian Bruce                               Authorized Representative in
--------------------------                   the United States
Brian Bruce

                                Index to Exhibits
                                -----------------



                                                          Sequentially
Exhibit                                                   Numbered
Number                                                    Page
--------                                                  -------------
(a)             Form of Amended and Restated
                Deposit Agreement dated as of
                March 18, 2003 among British
                Energy plc, JPMorgan Chase Bank,
                as depositary (the "Depositary"),
                and all holders from time to time
                of ADRs issued thereunder

(d) Opinion of Ziegler, Ziegler & Altman LLP, counsel to the Depositary, as to the legality of the securities to be registered.